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                                                                   EXHIBIT 10.13

Effective Date: As of April 1, 1999

This Agreement is between Seagull Software Systems, Inc., a Georgia corporation with a principal place of business at 3340 Peachtree Road NE, Suite 900, Atlanta, GA 30326 ("SEAGULL") and J. D. Edwards & Company, a Colorado corporation with a principal place of business at One Technology Way, Denver CO 80237 ("Customer").

INTRODUCTION

SEAGULL's J Walk(TM) product line includes J Walk Developer, which is used by software development professionals to build enhancements to existing AS/400 applications. J Walk Developer yields .JWR Files. In order to operate, .JWR Files require (1) J Walk Server base license(s) corresponding to the AS/400 that hosts the enhanced application; and (2) J Walk Client licenses for any and all concurrent end-users of the .JWR Files and, optionally; (3) Additional J Walk Server licenses.

SEAGULL's GUI/4007"" product line includes GUI/400 ADK, which is used by software development professionals to build enhancements to existing AS/400 applications. GUI/400 ADK yields .AWR Files. In order to operate, .AWR Files require GUI/400 RTS Pro licenses for any and all concurrent end-users of the
 .AWR Files.

Customer has used J Walk and GUI/400 to enhance its WorldSoftware application; marketing the enhancements as an additional product called "WorldVision".

DEFINITIONS

A.   "Developer Tools" means J Walk Developer or GUI/400 ADK

B. "Client Licenses" means GUI/400 RTS Pro or J Walk Client in object code form

C.   "GUI Panel Files" means .JWR files and/or .AWR files

D. "Components" means Client Licenses and/or J Walk Server in object code form and all corrections and updates thereto which Customer is eligible to receive under this Agreement, plus associated user documentation in machine-readable form

E. "End Users" means an individual or entity that licenses Customer's Application that has been enhanced with J Walk and/or GUI/400

F. "Customer's Application" means Customer's commercial software application currently known as WorldSoftware.

WHEREAS:

A. SEAGULL develops, markets, and maintains J Walk and GUI/400 and is currently shipping J Walk version 3.x and GUI/400 version 4.x; and

B. Customer has licensed J Walk Developer and GUI/400 ADK to develop a graphical user interface ("GUI") and other enhancements for Customer's Application; and

C. Customer distributes to licensed users of Customer's Application GUI Panel Files in object code form in accordance with the terms of the J Walk Developer and/or GUI/400 ADK Software License Agreement; and

D. Client Licenses and J Walk Server are SEAGULL products which are required to activate Customer's GUI Panel Files; and

E. Customer wishes to facilitate GUI installation by also providing the Client Licenses and J Walk Server to licensed users of Customer's Application whether such licensed users are in Customer's organization or in third party organizations ("End Users") in accordance with certain terms and conditions;

NOW, THEREFORE, the parties hereto have executed this Agreement and agree to be bound by the terms and conditions hereof.

Attached hereto and incorporated by reference are the following documents:

Exhibit A: J Walk Developer Software License Agreement

Exhibit B: GUI/400 ADK Software License Agreement

Exhibit C: Standard Software License Agreements for the Components

Exhibit D: Price Schedule

Exhibit E: Support Services Agreement

Exhibit F: Escrow Agreement

1. GRANT OF LICENSE

A. SEAGULL hereby grants to Customer a non-transferable, worldwide, non-exclusive, restricted right to (x) reproduce and/or have reproduced by its authorized agent and (y) distribute Components to End Users, directly



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     or through Customer's authorized distributors, subject to and in accordance with the terms of this Agreement. Customer may reproduce and distribute
     Components:

     i. Only to End Users of Customer's Application for use solely with Customer's Application.

     ii. Only in conjunction with, linked to, and incorporated as part of Customer's Application. No distribution may be made of Components as a stand-alone product or in any form other than in conjunction with, linked to and incorporated into Customer's Application.

     iii. Only to End Users in countries with copyright and proprietary rights regulations sufficient to protect the Components in accordance with the License Agreement.

     iv. All distribution to and use by End Users must be subject to a software license agreement no less restrictive or materially less protective of SEAGULL's rights in the Components than SEAGULL's applicable standard software license agreements for the Components attached hereto as Exhibit C. For each jurisdiction in which Customer distributes the Components, it is Customer's responsibility to use a software license agreement which complies with the laws of the jurisdiction.

     v. Including any and all of SEAGULL's trade secret, copyright, patent, and trademark notices originally included in the Components as provided to Customer by SEAGULL.

B. Customer agrees not to reverse engineer, reverse compile, or otherwise disassemble the Components.

C. Under this license, Customer may copy, modify, revise and distribute to End Users any user documentation provided with the Components without limitation.

D. A reasonable number of copies of the Components may be used by Customer employees on Customer computers at no charge for demonstration purposes. From time to time, with SEAGULL's written approval, demonstration copies may be provided to Customer's business partners and/or prospects subject to any terms and conditions specified by SEAGULL.

E. Unless otherwise modified by express reference in this Agreement, Customer agrees that Customer's use of J Walk Developer is governed in all respects by the J Walk Developer Software License Agreement attached hereto as Exhibit A and Customer's use of GUI/400 ADK is governed in all respects by the GUI/400 ADK Software License Agreement attached hereto as Exhibit B.

F. The parties acknowledge that the Developer Tools and Components utilize security devices and authorization codes (currently, physical devices and software programs for the Developer Tools and a software license manager for the components) to assist with the prevention of unauthorized or unlicensed use of such software. Customer agrees not to interfere with the operation of such security devices or authorization codes. Upon execution of this Agreement and from time to time, SEAGULL will provide to Customer sufficient security devices and authorization codes for Customer to utilize the licensed copies of J Walk Developer and GUI/400 ADK during the term.

G. The rights of Customer to demonstrate, reproduce and distribute the Components may be exercised by a Customer business partner who preloads the Customer Application on an AS/400 and ships the pre-configured software and hardware to an End User or other business partner, so long as Customer causes such direct or indirect business partners to be bound by all the terms and conditions of this Agreement, including without limitation, subsection 1.A.ii above, except that the fees payable by such End User or business partner and other economic terms (collectively, "Economic Terms") may be established by Customer (subject to the obligations of Customer to pay SEAGULL the fees hereunder). Customer agrees that all authorization codes for End Users shall be generated by Customer from the Authorization Code Generator (defined in Section 2 hereof) and not by any business partner. Customer shall indemnify and hold harmless SEAGULL from and against any and all losses, costs and damages arising from the failure to cause such business partners to be bound by the terms and conditions of this Agreement.

H. The rights of Customer to demonstrate, reproduce and distribute the Components may be exercised by a Customer business partner who operates the Customer's Application combined with the Components in an outsourcing environment (such as serving multiple copies of Customer Applications on a single computer server or multiple Customer Applications on multiple computer servers), so long as (i) Customer causes such business partner to be bound by all the terms and conditions of this Agreement, including without limitation, subsection 1.A.ii above, except for Economic Terms (subject to the obligations of Customer to pay SEAGULL the fees hereunder),
     (ii) Customer provides to SEAGULL at least semiannually a list in writing of all such business partners prior to the time that such business partner begins to provide timeshare services utilizing the Components, (iii) Customer provides to SEAGULL at least semiannually a list in writing of all End Users who receive or are to receive services utilizing the Components from each such business partner prior to or



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     contemporaneously with the provision of such services by such business partner, and (iv) Customer issues a separate authorization code from the Authorization Code Generator for each single customer of Customer, even if multiple customers share a single computer server, such that no customer of Customer shares common Component files with another customer of Customer. Customer shall indemnify and hold harmless SEAGULL from and against any and all losses, costs and damages arising from the failure to cause such business partners to be bound by the terms and conditions of this Agreement.

2. AUTHORIZATION CODES

     Upon execution of this Agreement, SEAGULL will provide to Customer a computer software program in executable code only that is designed to generate authorization codes ("Authorization Code Generator") which activates the license management routines within the Components. Customer is licensed to use the Authorization Code Generator internally during the term solely for the purposes of generating the authorization codes required to activate the Components sublicensed by Customer. The Authorization Code Generator itself will automatically expire on each anniversary of the Effective Date. So long as Customer is not in default under the terms and conditions of this Agreement, SEAGULL will reactivate the Authorization Code Generator promptly at or before the Authorization Code Generator expires. Customer acknowledges and agrees that the Authorization Code Generator automatically generates and sends to SEAGULL certain information about each End User, including the following:
     a. End User Company Name
     b. AS/400 Serial Number and Location (City, State/Province, Country)
     c. Number of Client Licenses requested

     Customer shall not interfere with the operation of the Authorization Code Generator or prevent the information generated by the Authorization Code Generator from being delivered electronically to SEAGULL.

3. FEES AND PAYMENT

     In consideration for the rights and privileges granted under this Agreement, Customer shall pay to SEAGULL a license fee for each Client License requested as described in Section 2 above or otherwise distributed directly or indirectly by Customer to End Users for use as contemplated by this Agreement. All requests for Client Licenses as described above shall be considered to be governed by this Agreement. The license fee payable shall be in accordance with the price schedule attached hereto as Exhibit
     D. For clarification purposes, the parties acknowledge that there is no separate license fee payable for copies of the J Walk Server software, the license fees for such software being based on the number of concurrent users of the Client Licenses.

     SEAGULL shall invoice Customer quarterly for all license fees, sales, use, value added and similar taxes, and shipping charges (if any) accrued during the quarter and Customer agrees to pay such invoices within twenty (20) days of receipt. Past due amounts will be subject to a late fee of 1.5% per month. Security devices may interrupt the use of software for which fees due have not been paid.

4. SUPPORT SERVICES

     Support services as defined per the Support Services Agreement attached hereto as Exhibit E are included at no additional charge for the term of this Agreement. In accordance with SEAGULL's standard procedures, support services are provided to Developer Kit licensees.

     Customer is considered to have a valid license for the following Development Kits.

          5 GUI/400 ADK
          5 J Walk Developer

     Customer shall receive one master copy of software updates (including updates to the Components) for the above-referenced Developer Kits and may apply such software updates to each of said Developer Kits. In turn, Customer may provide applicable updates to the Components to any and all End Users for whom a license fee has been paid to SEAGULL in accordance with the terms of this Agreement. Such updates may also be distributed to End Users licensed to use the Components prior to the effective date of this Agreement under prior agreements between the parties. Notwithstanding the foregoing, SEAGULL may elect not to provide Customer with new versions of J Walk Server that incorporate functional enhancements that increase the capabilities of J Walk Server beyond the capabilities provided as of the Effective Date ("New Versions"). Any license of New Versions is subject to each party mutually agreeing to such license at a later time. For the purposes of describing whether additional capabilities are incorporated into a version of J Walk Server, the capabilities of J Walk Server are currently as follows: J Walk Server connects to the Customer Application running on AS/400 computers, maintains a persistent connection, stores and manages user interface definitions (i.e., .JWR files and .AWR files) and delivers a thin client viewer to Microsoft Windows and JAVA users. To the extent that any New



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     Versions are not provided to Customer without charge, Seagull shall develop and provide to Customer without charge an update to the Developer Tools and Components, as applicable, that contains any error corrections contained in such New Versions that are applicable to the versions of such software licensed by Customer herein.

     Customer may designate up to ten individuals who are authorized to contact SEAGULL Customer Support for hotline telephone support services.

     CUSTOMER SHALL REMAIN SOLELY RESPONSIBLE TO END USERS FOR SUPPORT, SERVICE, UPDATES, MAINTENANCE OR TECHNICAL ASSISTANCE. END USERS SHALL HAVE NO RIGHT TO CONTACT SEAGULL DIRECTLY FOR CUSTOMER SUPPORT AND MAINTENANCE SERVICES UNDER THIS AGREEMENT.

5. TITLE

     Customer acknowledges that the Components are proprietary to SEAGULL and that SEAGULL retains all right, title and interest in and to the Components, including without limitation all copyrights and other proprietary rights.

6 TERM

     The term of this Agreement shall commence on April 1, 1999 and end on October 31, 2001, unless terminated in accordance with Section 7 below.

7. TERMINATION

     Either party may terminate this Agreement by written notice to the other party under the following conditions:

     A. If the other party shall file petition of bankruptcy, shall be adjudicated bankrupt, shall take advantage of the insolvency laws as a debtor of any jurisdiction to which it is subject, shall take assignment for benefit of creditors, shall be voluntarily or involuntarily dissolved, admit in writing its inability to pay debts as they come due, or shall have a receiver, trustee or any other officer appointed for its property and such receiver, trustee or other court officer not dismissed within ninety (90) days of his/her appointment.

     B. Should either party fail to fulfill any of its material obligations hereunder and shall have failed to cure such default within thirty
          (30) days after receipt of written notice describing such default, the nondefaulting party may, at its option, terminate this Agreement by giving written notice of termination to the defaulting party, effective immediately.

     C. In the event that Customer has not purchased at least 25,000 Client Licenses during the period beginning April 1, 1999 and ending October 31, 2000; SEAGULL shall have the right in its sole discretion to terminate this Agreement by written notice, effective immediately.

8. EFFECT OF TERMINATION

     Upon the expiration or earlier termination of this Agreement, Customer shall have no further right to market or grant rights with respect to the use of the Components except that:

     A. Customer may continue to grant rights, in accordance with the provisions of this Agreement, for a period of one hundred eighty (180) days following the expiration or earlier termination of this Agreement in order to complete quotations or orders made prior to the date of such expiration or earlier termination ("Wind-Down Use") provided however that Wind-Down Use shall be null and void in the event of termination of this Agreement by SEAGULL for cause as described in
          Section 7.13 above.

     B. In the event of (i) expiration of this Agreement or (ii) SEAGULL's termination of this Agreement in accordance with the provisions of
          Section 7.C above, Customer shall have the right to license the Components for distribution to End Users under SEAGULL's then-current standard commercial terms, conditions and pricing. So long as SEAGULL provides for a program of support for the Components licensed by an End User, after the term hereof SEAGULL agrees to provide software support to End Users subject to all of the terms and conditions of SEAGULL's then-current standard commercial terms, conditions and pricing.

     C. Upon the expiration or earlier termination of this Agreement, End Users may continue to use the Components in perpetuity provided appropriate license fees have been paid to SEAGULL therefor, and provided such use is in accordance with the terms of this Agreement.

     D. In the event of termination or expiration of this Agreement, the provisions of Sections 3, 5, 8 through 14, 16, 17, 18, 20, 21, 22, 23,
          24, 27, and 28 shall survive in perpetuity, unless otherwise expressly limited.



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9.  WARRANTIES AND INDEMNIFICATION FOR COPYRIGHT INFRINGEMENT

    SEAGULL hereby warrants and represents that the Software is valid and existing and that SEAGULL owns, or has licensed from the owner, all rights in the Software necessary to grant the rights herein and there are no conflicting claims relating to the rights granted herein. The use of SEAGULL's software as described herein shall not infringe the copyrights, trademarks, U.S. patents issued as of the Effective Date, and trade secrets of any third party. As Customers' sole remedy for any breach of any warranty in this paragraph, SEAGULL agrees to indemnify and hold Customer and End Users harmless from all loss, expense and damage arising out of any legal action or suit based upon any claim that the Components infringe on a copyright, trademarks or trade secrets of any third party, excluding any claim of such party for consequential damages for losses, profits or otherwise. By way of clarification, the parties agree that damages in the nature of a royalty or license fee claimed by a third party alleging an infringement of such third party's intellectual property rights shall not be deemed a claim for consequential damages or lost profits. SEAGULL will defend, at its own expense, any action brought against Customer or End Users to the extent that it is based on such claim, and will pay all costs and damages finally awarded in any such suit, including attorney's fees incurred by Customer or End Users on the conditions: (i) that SEAGULL be notified promptly in writing by Customer or End User of any notice of any such claim; and (ii) that SEAGULL shall have sole control of the defense of any actions against such claim in negotiations toward a settlement or a compromise.

    SEAGULL further warrants that to the best of its knowledge, at the time of shipment from SEAGULL the Software is free of any and all viruses, Trojan horses, trap doors or any other devices or mechanisms which are intended to cause the Software to perform any material functions other than those specified or intended by SEAGULL's published product specifications and that are intended to halt, disrupt, or sabotage the operation of the Software, excluding, however the disabling procedures permitted under this Agreement.

    SEAGULL further warrants that for a period of thirty (30) days following the date of installation of the Software at an End User site pursuant to a license granted by Customer for the Software, the Software will perform substantially in accordance with SEAGULL's published specifications in effect on the date of such installation. SEAGULL further warrants that the published specifications for the Software are accurate in all material respects however the Software is subject to continued revision and may, at times, be at variance with such published product specifications and may contain immaterial defects or errors. During the warranty period, SEAGULL agrees to correct all substantive errors in the unmodified Software as reported in writing by Customer, and Customer and its End Users will be entitled to all corrections to the unmodified Software at no charge.

    SEAGULL represents and warrants that the most current releases and all subsequent releases of the Components (as further described in this Section) are Millennium Compliant. For purposes of this provision, "Millennium Compliant" means that the Components: (i) accurately processes date data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, and (ii) operates during the time period specified above without error or interruption relating to date data which represents or references different centuries or more than one century, provided that all products (e.g., hardware, software and firmware) used in combination with the Components properly exchange date data with the Software. For the purposes of this
    Section 9, the most current releases of the Components include (i) GUI/400 RTS Pro release 3.3C2 and higher and (ii) J WALK CLIENT AND J WALK SERVER RELEASE 2.2 AND HIGHER.

10. DISCLAIMER OF WARRANTY

    EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, THE COMPONENTS, DEVELOPER TOOLS, ALL DOCUMENTATION THEREOF, AND ALL SERVICES PROVIDED HEREUNDER ARE PROVIDED "AS IS." SEAGULL MAKES NO REPRESENTATION NOR WARRANTIES, EXPRESSED NOR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER REGARDING THE COMPONENTS OR DEVELOPER TOOLS OR THEIR USE AND OPERATION ALONE OR IN COMBINATION WITH CUSTOMER'S APPLICATION OR OTHERWISE. Customer shall indemnify, defend, and hold SEAGULL harmless from any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorney's fees) arising out of or in connection with Customer's granting to End Users, business partners or other third parties greater warranties or indemnifications than are provided to Customer by SEAGULL under this Agreement or by any representations made by or on behalf of Customer that are in addition to or in conflict with representations made by SEAGULL in writing. SEAGULL shall promptly notify Customer of any such claim and shall provide reasonable cooperation and assistance in connection with such claims. Neither Customer, its employees, agents, or distributors have any right to make any other representation, warranty or promise with respect to the Components.



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11. LIMITATION OF LIABILITY

     Neither SEAGULL nor Customer shall be liable for any loss of earnings, profit or good will suffered by any person including the other party's customers or for any incidental or consequential damages of any other person whatsoever or howsoever caused even if either party had been advised of the possibility of such damages caused either directly or indirectly by the furnishing of the Components pursuant to this Agreement or for any other loss of business or damage to the other party or the other party's customers except where such loss or damage is caused by the gross negligence or willful misconduct on the part of such party, its agents, employees, independent contractors or persons acting under its direction or control. No action, regardless of form, arising out of the transactions under this Agreement may be brought by Customer more than one (1) year after the cause of action has occurred.

12. INDEMNIFICATION BY CUSTOMER

     Except as otherwise explicitly provided in this Agreement, Customer shall indemnify, defend, and hold SEAGULL harmless from any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorney's fees) arising out of or in connection with Customer's distribution of the Components or the use of the Components incorporated in Customer's Application. SEAGULL shall promptly notify Customer of any such claim and shall provide reasonable cooperation and assistance in connection with such claims.

13. EXPORT

     Customer may not export or re-export the Components except as authorized by United States law and the laws of the jurisdiction in which Customer's Application was obtained. In particular, but without limitation, the Components may not be exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria or any other U.S. embargoed country (unless such countries cease to be so limited by United States laws or regulations) or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Department of Commerce's Table of Denial Orders. Subject to the foregoing, Customer may export or re-export the Components.

14. CONFIDENTIAL INFORMATION

     Each party to this Agreement may furnish the other party to this Agreement with certain proprietary or nonpublic information (the "Disclosed Information"). The furnishing party shall be the "Discloser" and the receiving party shall be the "Recipient".

          For purposes of this Agreement, Confidential Information is defined as:

          (i) Disclosed Information in printed, written, electronic, graphic, photographic or other tangible form marked as "Confidential", "Proprietary", "Private", "Restricted", or "Trade Secret" by Discloser;

          (ii) Customer's Application, the Components, and Developer Tools (collectively, the "Confidential Software");

         (iii) Disclosed Information in oral or demonstrative form, recorded as written minutes or notes of such presentations, which minutes or notes must be so marked and provided to Recipient within thirty
               (30) days after the date of disclosure of the Disclosed Information;

          (iv) Disclosed Information relating to unreleased products or resolution of technical problems;

          (v) all items generated by the Recipient that contain, reflect, or are derived from Confidential Information under the preceding clauses (i), (ii), (iii), and (iv); and

          (vi) the prices and other economic terms of the parties' relationship with each other.

     Confidential Information shall not include information that:

          (i) is or becomes part of the public domain without violation of this Agreement by Recipient;

          (ii) is already in Recipient's possession free of any restriction on use or disclosure;

         (iii) becomes available to Recipient from a third party provided that such party was free from restriction on disclosure of the information; or

          (iv) has been independently developed by Recipient.



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If Recipient is required by legal proceeding discovery request, Freedom of
Information Act (or state equivalent) request, investigative demand, subpoena, court or government order to disclose Confidential Information, Recipient may disclose such Confidential Information provided that:

     (i)  the disclosure is limited to the extent and purpose legally required;
          and

     (ii) prior to any disclosure, Recipient shall immediately notify Discloser in writing of the existence, terms, and conditions of the required disclosure and, at Discloser's request and expense, cooperate in obtaining a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

Except as may be otherwise specifically permitted under this Agreement, Recipient shall hold the Confidential Information in confidence and only disclose the Confidential Information to its officers, employees, consultants, counsel, independent contractors, or agents (collectively "Representatives") who: need the Confidential Information to assist the Recipient for an Authorized Purpose; are under a legal obligation not to disclose the Confidential Information; and

     (i) for other than Recipient's employees, have executed a nondisclosure or confidentiality agreement with Recipient, a copy of which shall be supplied to Discloser upon request, at least as protective as this Agreement of the Confidential Information of Discloser.

     (ii) Customer may also disclose the Components to customers and business partners of Customer so long as such persons and entities enter into written obligations of nondisclosure or confidentiality preventing disclosure or use except as expressly authorized under the terms of the license of the Components, which terms shall be no greater than the license rights expressly allowed hereunder to such customers and business partners of Customer.

Recipient shall be responsible for any violation of this Agreement by its Representatives and shall use reasonable efforts to restrain its Representatives (including Representatives who, subsequent to the date of this Agreement, become former Representatives) from unauthorized use or disclosure of the Confidential Information.

Recipient shall not export, re-export, or otherwise transmit, directly or indirectly, any software, information, data, or other materials received from Discloser except in full compliance with all United States and other applicable laws and regulations.

Neither the existence of this Agreement nor any disclosure of Confidential Information grants the Recipient any license or rights to or in any Confidential Information. Recipient shall not remove any copyright, trademark, patent, or other proprietary legend on or in the Confidential Information of Discloser. All Confidential Information shall, between Discloser and Recipient, remain the property of Discloser. Upon Discloser's written request, Recipient shall promptly: return all Confidential Information (except for the Confidential Software) of Discloser; and

          destroy, and provide written certification to Discloser of such destruction, all other materials embodying the Confidential Information of Discloser.

Notwithstanding the preceding sentence, Recipient shall be entitled, solely for dispute resolution purposes, to

     (i) retain one copy of the Confidential Information, including any embodiments. Any such retained copy shall continue to be governed by the terms and conditions of this Agreement notwithstanding any termination of this Agreement.

     The parties stipulate that a breach of this section 14 by Recipient will cause immediate and irreparable harm and significant injury to Discloser, for which there is no adequate remedy at law and that Discloser shall be entitled, in addition to any other rights and remedies it may have, to specific performance and other equitable remedies to restrain any threatened, continuing, or further breach of this Agreement without proof of actual damages sustained by Discloser. Recipient shall immediately advise Discloser of any discovered breach by Recipient or its



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     Representatives of this Agreement and shall reasonably cooperate, at
     Recipient's expense, with Discloser in retrieving the disclosed Confidential Information and restricting any continuing breach

     The obligations of this Section 14 shall remain in effect during the term hereof and, with respect to that Confidential Information that is a trade secret under law, for so long as such information remains a trade secret thereafter, and with respect to Confidential Information that is not a trade secret under law, for a period of three years thereafter. This section shall survive any termination of this Agreement.

15. SOURCE CODE ACCESS

     SEAGULL agrees to maintain current versions of source code for the Components in deposit with Data Securities International ("DSI") or such source code escrow service as is mutually agreeable to the parties, and to register Customer as party that may have access to all such source code under terms and conditions equal in all material respects to the source code escrow account currently maintained per the attached Exhibit F.

     Customer shall bear the fees charged by escrow agent to maintain such source code escrow account.

     In the event of termination of this Agreement, SEAGULL's obligation to maintain the above-referenced source code escrow agreement shall terminate unless Customer and SEAGULL enter into a written maintenance services agreement mutually acceptable to the parties.

16. TAXES

     Customer shall pay all taxes related to orders placed under this Agreement including without limitation any sales or use tax and any import duties (and any related interest or penalty), except any income tax imposed upon SEAGULL by any government entity.

17. BOOKS AND RECORDS'

     At its cost, SEAGULL shall be entitled to inspect Customer's books and records pertaining to the subject matter of this Agreement upon reasonable notice to Customer and during normal business hours, during the term hereof and for a period of 2 years after termination of this Agreement.

18. NOTICES

     Notices and other communications hereunder shall be in writing or by facsimile transmission subsequently confirmed in writing, and shall be deemed to be given when transmitted or disposed in the United States mail, postage pre-paid, return receipt requested, addressed to the Contracts Administration department of the parties as listed above or as such addresses may be changed by written notice.

19. ASSIGNMENT

     Except as otherwise provided in this Agreement, neither party may assign any of its rights under this Agreement, by operation of law or otherwise, without the written consent of the other party, such consent not to be unreasonably withheld, and any such attempted assignment shall be void. Without limiting the right to withhold consent for other reasonable reasons, either party may reasonably withhold their consent to a sale or transfer to a competitor of such party. A transfer over fifty percent (50%) of the outstanding stock of a party, a sale of substantially all the assets of such party, or a transfer of control shall be deemed to be an assignment for the purposes of this Section. SEAGULL may condition its consent to any assignment or transfer as described above by requiring this Agreement to be amended such that the functionality of the Customer Application not be changed from the functionality in existence immediately before such transfer event. Notwithstanding the foregoing, this Section shall not prevent SEAGULL from offering its stock in a public offering, and SEAGULL may assign this Agreement pursuant to a complete assignment in conjunction with the transfer by sale of substantially all of the assets of SEAGULL, transfer of stock, or merger. Notwithstanding the foregoing, either party may partially or wholly assign any or all of its rights and/or obligations to an entity controlled by, controlling, or under common control of the assigning entity without the consent of the other party. Any assignment which is permitted under this provision, or to which consent is give, shall be binding upon, inure to the benefit of, and be enforceable by the assignee and any successors in interest of the assignee.

20. RELATIONSHIP OF THE PARTIES

     Nothing stated in this Agreement will be construed as creating the relationships of joint venturers, partners, employer and employee, franchiser and franchisee, master and servant, or principal and agent.

21. SEVERABILITY

     If any provision of this Agreement shall be found to be illegal or unenforceable, the other provisions of this Agreement will remain in full force and effect.

22. ENTIRE AGREEMENT

     This Agreement (a) supersedes in full all prior discussions and agreements between the parties relating to the Components including but not limited to the Original Software Vendor Marketing and License Agreement between J. D Edwards World Source Company and Seagull Business Software b.v. and all of its addenda and attachments, (b) constitutes the entire Agreement between the parties regarding the Components, and (c) may be modified or supplemented only by a written document signed by an authorized representative of each party. The foregoing notwithstanding, the terms and conditions of any purchase order or other ordering document issued by Customer in connection with this Agreement which are in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on SEAGULL and shall not be deemed to modify this Agreement. Any existing agreement of nondisclosure between the parties or their respective affiliates shall be supplemented but not superceded by this Agreement, and such agreements shall remain in full force and effect.

23. EXPRESS ACKNOWLEDGEMENT OF FULFILLMENT OF PRIOR PAYMENT OBLIGATIONS

     Upon receipt by SEAGULL of payment for Invoice #006863 dated February 19, 1999 in the amount of $752,800.00, SEAGULL hereby expressly agrees that all payment obligations of Customer for software and services consumed, distributed, or otherwise used by Customer at any time prior to April 1, 1999 (the "Prior Period"), including but not limited to distribution of the Components to End Users, are hereby fulfilled and that no further payment of any kind shall be due to SEAGULL for the Prior Period. This waiver is conditioned upon Customer's representation that Components distributed to Customer's business partners at no charge during the Prior Period are not in productive use. If in the course of activities under this Agreement it is discovered that business partners who originally received the Components at no charge are using Components for productive use, license fees shall be due and payable therefor per the terms of this Agreement. The payment described above and the payments set forth herein shall also entitle Customer to receive the support services described in Exhibit E that are attributable to End Users who received their licenses to the Components from Customer during the Prior Period as a result of the agreements then in effect between SEAGULL and Customer. At the end of the term hereof, in the event that this Agreement is not renewed or replaced by another agreement between SEAGULL and Customer, SEAGULL agrees to offer such support services to Customer attributable to those customers of Customer for whom Customer then has obligations of support for the Components until the end of the term of those support obligations, upon such terms and conditions, including without limitation payment terms, as are agreed between SEAGULL and Customer.

24. GOVERNING LAW AND VENUE

     This Agreement shall be governed and construed by the laws of the State of Georgia. The sole jurisdiction and venue for any dispute shall be vested in the State and Federal courts of Georgia.

25. SIGNATORY AUTHORITY

     The parties signing below certify that they have the authority to commit to the terms and conditions of this Agreement on behalf of their respective organizations.

26. NON-SOLICITATION

     Neither party, including its affiliates, shall solicit, employ, nor otherwise engage an employee of the other party who has been directly involved in the performance of this Agreement during, and for a period of six (6) months following any termination of, the particular employee's employment with the other party. Notwithstanding the foregoing, either party shall have the right to hire employees of the other when the applicable employee answers a general advertisement, responds to the posting of positions on the Internet, or responds to any other general solicitation, when the applicable employee is referred by an employment agency that does not specifically target the employees of the other, or such employee approaches such party without being solicited by such party. Should a party violate this provision, the violating party shall pay the other party's fifty percent (50%) of the former employee's most recent annual base salary with the non-violating party as damages for the violation. Such payment shall be the non-violating party's sole remedy with respect to the violating party. Any such payment does not restrict the non-violating party's rights or remedies as they relate to such former employee. The parties stipulate that this payment amount: (i) has been agreed upon as the actual amount of damage would be uncertain or difficult to prove; (ii) is reasonable and not disproportionate to the presumable loss or injury; and (iii) is a liquidated damage provision and not intended to be a penalty.

27. ARBITRATION.

     All disputes related to this Agreement, except those arising under the patent, trademark, or copyright portions of the U.S. Code, shall be submitted to a panel of three (3) arbitrators appointed and operating under the Uniform Arbitration Act and the procedural rules of the American Arbitration Association. Such panel shall include only persons with computer software industry experience. Each party shall choose one (1) arbitrator and the two (2) arbitrators thus selected by the parties shall choose the third arbitrator. The party not initiating the arbitration or action shall choose the location of the arbitration hearing. The written decision of the arbitrators shall be final, binding and convertible to a court judgment in any appropriate jurisdiction. Each party shall bear its own costs and fees incurred in any such arbitration and the arbitrators shall not have the power or authority to award costs or fees to a prevailing party. Nothing in this section shall be construed to restrict either party's right to seek and obtain injunctive relief through appropriate channels.

28. PRESS RELEASES.

     Neither party shall originate any publicity, news release, or other public announcement, relating to this Agreement, to any amendment hereto or to performance hereunder or to the existence of an arrangement between the parties without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed, or conditioned. A party may, however, make any disclosures without approval if it is legally required to do so provided that the party seeking to make the disclosure shall provide prompt notice to the other party of its intention to do so.

29. MISCELLANEOUS

     No other act, usage, or custom shall be deemed to modify this Agreement. Any waiver of any default or breach of this Agreement shall be effective only if in writing and signed by an authorized representative of the party providing the waiver. No such waiver shall be deemed a waiver of any other or subsequent breach or default. The headings and titles to the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed a part of, or affect the construction or interpretation of, the provisions of this Agreement. Neither party is relying, nor shall rely, on any promises, inducements, or representations made by the other party with respect to the subject tter o this Agreement, nor on the expectation of any other business dealings with the other part [ILLEGIBLE]




                                  [ILLEGIBLE]

                                                                       EXHIBIT A

[SEAGULL LOGO]

J WALK(TM) DEVELOPER
SOFTWARE LICENSE AGREEMENT

Continued on Reverse Side(4)

(C)1999 SEAGULL. All rights reserved.

INTRODUCTION

SEAGULL's J Walk product line includes J Walk Developer, which is used to build enhancements to your existing AS/400 applications. J Walk Developer yields
J Walk Files. In order to operate J Walk Files, additional software products called "J Walk Server" and "J Walk Client" are required per host application for which you build J Walk Files. One license of J Walk Server and J Walk Client are included in the Software solely for development, testing and demonstration purposes.

DEFINITIONS

1. Software: J Walk Developer, including online or electronic documentation and associated media and printed materials.

2.   SEAGULL: Seagull Business Software N.V., and Seagull Software Systems, Inc.

3. J Walk Files: The compiled object code GUI panel files developed using J Walk Developer

4. Application: The J.D. Edwards software product known as WorldSoftware ("WorldSoftware"), for which the J Walk Files have been developed. This Application may have been built by you or licensed by you for your use from a third party.

IMPORTANT; READ CAREFULLY:

This License Agreement is a legal agreement between you (either an individual or a single entity) and SEAGULL for the SEAGULL software product identified above. By installing, copying or otherwise using the Software, you agree to be bound by the terms of this License Agreement.

CONTENTS AND COPYRIGHT

The Software contains trade secrets and intellectual property belonging to or licensed by SEAGULL. This License Agreement applies to the Software original, and whole or partial copies of it, including modified copies or portions merged into other software. This Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties.

TITLE The Software is licensed, not sold. SEAGULL retains title to the Software. SEAGULL owns, or has licensed from the owner, all copyrights in the Software.

LICENSE SEAGULL grants you a single-user license to use the Software to develop J Walk Files for your applications, or applications you have licensed from third parties. You obtain no rights other than those granted to you under this License Agreement.

RESTRICTION OF USE

Under this License Agreement, you may:

1. Use the Software only on one machine at any one time, except as provided in 2.

2. Install and use the Collector and Server components of the Software on your AS/400, separate from the rest of the Software.

3.   Use the Software only in the country in which the license was purchased.

4.   Copy the Software for backup or archival purposes only.

5. Create J Walk Files for distribution to users of WorldSoftware. To use the J Walk Files, such users must have valid licenses for J Walk Client and J Walk Server, as applicable.

6. Use the Software to develop J Walk Files for WorldSoftware. You are expressly prohibited from using the Software to develop J Walk Files for third parties for use with their applications.

You must reproduce all copyright notice(s) on any authorized copies of the Software.

Storage/Network Use: You may store or install a copy of the Software on a storage device, such as a network server, used only to install or run the Software on your other computers over an internal network. However, you must acquire a license for each concurrent user of the Software or any component of it.

[SEAGULL LOGO]

                                                            J WALK(TM) DEVELOPER
                                                      SOFTWARE LICENSE AGREEMENT

You may not:

1. Use, copy, modify, merge or transfer copies of the Software, except as provided in this License Agreement

2.   Reverse assemble or reverse compile the Software

3.   Sub-license, rent, lease or assign the Software

4. Separate the Software into component parts for use on more than one computer, except as specifically authorized in this License Agreement

5. Use any file, either temporary or final, created by J Walk Developer for any purpose other than to build J Walk Files

6. Use compiled J Walk Files in conjunction with products other than J Walk Server and J Walk Client purchased from SEAGULL or its authorized suppliers

U.S. Government Users: The Software is a "commercial item" as that term is defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12-212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7210-1 through 48 C.F.R. 12.7202-4 (June 1996) (or an equivalent provision, e.g., in supplements of various U.S. government agencies, as applicable), all U.S. Government users acquire the Software with only those rights set forth herein.

UPDATES

All updates to the Software and related documentation delivered to you are subject to this License Agreement.

LIMITED WARRANTY

SEAGULL warrants that (a) the Software will perform substantially in accordance with the accompanying written materials for a period of thirty (30) days from the date of delivery to you, and (b) any hardware and media accompanying the Software will be free from defects in materials and workmanship under normal use for a period of 30 days from the date of delivery to you. SEAGULL will replace any Software which fails to meet this limited warranty. If SEAGULL is unable to deliver a replacement, you may terminate this License Agreement by returning the Software to the supplier prior to expiration of the warranty period, and receive a refund of the license fees paid for the Software.

TO THE EXTENT PERMITTED BY LAW, SEAGULL PROVIDES NO OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE AND SPECIFICALLY DISCLAIMS (A) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (B) THAT THE SOFTWARE WILL OPERATE UNINTERRUPTED OR ERROR FREE, AND (C) THAT SOFTWARE ERRORS (IF ANY) WILL BE CORRECTED.

LIMITATION OF REMEDIES

To the extent permitted by law, SEAGULL will not be liable for any lost profits, lost savings, lost data or any other incidental or consequential damages arising out of your use of the Software, even if SEAGULL or its authorized supplier has been advised of the possibility of such damages. In any event, the total liability of SEAGULL to you will not exceed the purchase price you paid for the Software license(s).

APPLICABLE LAW

This License Agreement is governed by the laws of the jurisdiction of the SEAGULL company or authorized supplier serving the country where the Software was acquired. If any provision of this License Agreement is not enforceable, all other provisions will remain in full force and effect.

For more information about licensing terms contact:
EUROPE, MIDDLE EAST, ASIA
Seagull Business Software N.V.
Korte Parallelweg 1, 3311 DA Dordrecht
The Netherlands
Phone: +31 78 632 2800 Fax: +31 78 613 8134

NORTH AMERICA, LATIN AMERICA
Seagull Software Systems, Inc.
2520 Northwinds Parkway, Suite 250
Alpharetta, GA 30004
Te1: 770/521-1445 Fax: 770/521-6772

J Walk(TM) is trademark of SEAGULL. All other trademarks, service marks, trade names, logos or other words or symbols identifying the licensed products or SEAGULL's business are and will remain the exclusive property of SEAGULL or its licensor whether or not specifically recognized or protected under local law.

                                           (C)1999 SEAGULL. All rights reserved.

                                                                     EXHIBIT 'B'

                                                                 GUI/400(TM) ADK
                                                      SOFTWARE LICENSE AGREEMENT
[SEAGULL LOGO]

This Software License Agreement is a legal agreement between you (either an individual or a single entity) and SEAGULL for the software product identified above. "Software" means GUI/400 ADK including online or electronic documentation and associated media and printed materials. "SEAGULL" means Seagull Business Software B.V. and Seagull Software Systems, Inc. "GUI/400 Files" means the compiled object code GUI panel files you develop using the Software. In order to operate GUI/400 Files, an additional software product called "GUI/400 Client" is required per concurrent user per host application for which you build GUI/400 Files. One license of GUI/400 Client is included in the Software solely for development, testing and demonstration purposes.

IMPORTANT; READ CAREFULLY:

This License Agreement is a legal agreement between you (either an individual or a single entity) and SEAGULL for the SEAGULL software product identified above. By installing, copying or otherwise using the Software, you agree to be bound by the terms of this License Agreement.

CONTENTS AND COPYRIGHT

The Software contains trade secrets and intellectual property belonging to or licensed by SEAGULL. This License Agreement applies to the Software original, and whole or partial copies of it, including modified copies or portions merged into other software. This Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties.

TITLE

The Software is licensed, not sold. SEAGULL retains title to the Software. SEAGULL owns, or has licensed from the owner, all copyrights in the Software.

LICENSE

SEAGULL grants you a single-user license to use the Software to develop GUI/400 Files for the J.D. Edwards software known as WorldSoftware ("World Software"). You obtain no rights other than those granted to you under this License Agreement.

RESTRICTION OF USE

Under this License Agreement, you may:

1. Use the Software only on one machine at any one time, except as provided in 2 below.

2. Install and use the Collector and License Manager components of the Software on your AS/400, separate from the rest of the Software.

3.   Use the Software only in the country in which the license was purchased.

4.   Copy the Software for backup or archival purposes only.

5. Create GUI/400 Files for distribution to your WorldSoftware users. To use the GUI/400 Files, such users must have valid licenses for GUI/400 Client.

6. Use the Software to develop GUI/400 Files for WorldSoftware. You are expressly prohibited from using the Software to develop GUI/400 Files for third parties for use with their applications.

You must reproduce all copyright notice(s) on any authorized copies of the Software.

Storage/Network Use:

You may store or install a copy of the Software on a storage device, such as a network server, used only to install or run the Software on your other computers over an internal network. However, you must acquire a license for each concurrent user of the Software or any component of it.

You may not:

1. Use, copy, modify, merge or transfer copies of the Software, except as provided in this License Agreement

2.   Reverse assemble or reverse compile the Software

3.   Sub-license, rent, lease or assign the Software

4. Separate the Software into component parts for use on more than one computer, except as specifically authorized in this License Agreement

5. Use any file, either temporary or final, created by GUI/400 ADK for any purpose other than to build GUI/400 Files

6. Use compiled GUI/400 Files in conjunction with products other than GUI/400 Client purchased from SEAGULL or its authorized suppliers

                                                                 GUI/400(TM) ADK
                                                      SOFTWARE LICENSE AGREEMENT

[SEAGULL LOGO]

USA Only: Use, duplication, or disclosure by the Government is subject to the restrictions in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.2277013, or sub-paragraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52.227-19, as applicable.

UPDATES

All updates to the Software and related documentation delivered to you are subject to this License Agreement.

LIMITED WARRANTY

SEAGULL warrants that (a) the Software will perform substantially in accordance with the accompanying written materials for a period of thirty (30) days from the date of delivery to you, and (b) any hardware and media accompanying the Software will be free from defects in materials and workmanship under normal use for a period of 30 days from the date of delivery to you. SEAGULL will replace any Software which fails to meet this limited warranty. If SEAGULL is unable to deliver a replacement, you may terminate this License Agreement by returning the Software to the supplier prior to expiration of the warranty period, and receive a refund of the license fees paid for the Software.

TO THE EXTENT PERMITTED BY LAW, SEAGULL PROVIDES NO OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE AND SPECIFICALLY DISCLAIMS (A) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (B) THAT THE SOFTWARE WILL OPERATE UNINTERRUPTED OR ERROR FREE, AND (C) THAT SOFTWARE ERRORS (IF ANY) WILL BE CORRECTED.

LIMITATION OF REMEDIES

To the extent permitted by law, SEAGULL will not be liable for any lost profits, lost savings, lost data or any other incidental or consequential damages arising out of your use of the Software, even if SEAGULL or its authorized supplier has been advised of the possibility of such damages. In any event, the total liability of SEAGULL to you will not exceed the purchase price you paid for the Software license(s).

APPLICABLE LAW

This License Agreement is governed by the laws of the jurisdiction of the SEAGULL company or authorized supplier serving the country where the Software was acquired. If any provision of this License Agreement is not enforceable, all other provisions will remain in full force and effect.

For more information about licensing terms contact:

EUROPE, MIDDLE EAST, ASIA
Seagull Business Software B.V
Korte Parallelweg 1
3314 JN Dordrecht
The Netherlands
Tel: +31 78 632 2800
Fax: +31 78 613 8134

NORTH AMERICA, LATIN AMERICA
Seagull Software Systems, Inc.
2520 Northwinds Parkway, Suite 250
Alpharetta, GA 30004
Tel: 770/521-1445
Fax: 770/521-6772

GUI/400(TM) IS TRADEMARK OF SEAGULL. ALL OTHER TRADEMARKS, SERVICE MARKS, TRADE NAMES, LOGOS OR OTHER WORDS OR SYMBOLS IDENTIFYING THE LICENSED PRODUCTS OR SEAGULL'S BUSINESS ARE AND WILL REMAIN THE EXCLUSIVE PROPERTY OF SEAGULL OR ITS LICENSOR WHETHER OR NOT SPECIFICALLY RECOGNIZED OR PROTECTED UNDER LOCAL LAW.

                                     (C)1997, 1998 SEAGULL. All rights reserved.

                                                                     EXHIBIT 'C'

                                                              GUI/400(TM) CLIENT
                                                      SOFTWARE LICENSE AGREEMENT

[SEAGULL LOGO]

This Software License Agreement is a legal agreement between you (either an individual or a single entity) and SEAGULL for the software product identified above. "Software" means GUI/400 RTS Pro, including online or electronic documentation and associated media and printed materials. "SEAGULL" means Seagull Business Software B.V. and Seagull Software Systems, Inc. "GUI/400 Files" means compiled object code GUI panel files developed using SEAGULL's GUI/400 ADK to enhance your application. "Application" means the J. D. Edwards software product known as WorldSoftware, for which the GUI/400 Files have been developed.

IMPORTANT; READ CAREFULLY:

This License Agreement is a legal agreement between you (either an individual or a single entity) and SEAGULL for the SEAGULL software product identified above. By installing, copying or otherwise using the Software, you agree to be bound by the terms of this License Agreement.

CONTENTS AND COPYRIGHT

The Software contains trade secrets and intellectual property belonging to or licensed by SEAGULL. This License Agreement applies to the Software original, and whole or partial copies of it, including modified copies or portions merged into other software. This Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties.

TITLE

The Software is licensed, not sold. SEAGULL retains title to the Software. SEAGULL owns, or has licensed from the owner, all copyrights in the Software.

LICENSE

SEAGULL grants you a single-user license to use the Software with one Application. You obtain no rights other than those granted to you under this License Agreement.

RESTRICTION OF USE

Under this License Agreement, you may:

1.   Use the Software only on one machine at any one time.

2.   Use the Software only in the country in which the license was purchased.

3.   Copy the Software for backup or archival purposes only.

4.   Use the Software with GUI/400 Files.

5. Provided you are licensed to use GUI/400 RTS Pro Release 4.0 or higher, your GUI/400 RTS Pro license can also be referred to as a "Universal Client" license signifying that, at your option, the license can also be used in a J Walk environment.

You must reproduce all copyright notice(s) on any authorized copies of the Software.

Storage/Network Use:

You may store or install a copy of the Software on a storage device, such as a network server, used only to install or run the Software on your other computers over an internal network. However, you must acquire a license for each concurrent user of the Software or any component of it.

You may not:

1. Use, copy, modify, merge or transfer copies of the Software, except as provided in this License Agreement

2.   Reverse assemble or reverse compile the Software

3.   Sub-license, rent, lease or assign the Software

4. Separate the Software into component parts for use on more than one computer, except as specifically authorized in this License Agreement

5.   Use the Software other than with the Application

                                                              GUI/400(TM) CLIENT
                                                      SOFTWARE LICENSE AGREEMENT

[SEAGULL LOGO]

USA Only: Use, duplication, or disclosure by the Government is subject to the restrictions in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.2277013, or sub-paragraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48CFR52.227-19, as applicable.

UPDATES

All updates to the Software and related documentation delivered to you are subject to this License Agreement.

LIMITED WARRANTY

SEAGULL warrants that (a) the Software will perform substantially in accordance with the accompanying written materials for a period of thirty (30) days from the date of delivery to you, and (b) any hardware and media accompanying the Software will be free from defects in materials and workmanship under normal use for a period of 30 days from the date of delivery to you. SEAGULL will replace any Software which fails to meet this limited warranty. If SEAGULL is unable to deliver a replacement, you may terminate this License Agreement by returning the Software to the supplier prior to expiration of the warranty period, and receive a refund of the license fees paid for the Software.

TO THE EXTENT PERMITTED BY LAW, SEAGULL PROVIDES NO OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE AND SPECIFICALLY DISCLAIMS (A) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (B) THAT THE SOFTWARE WILL OPERATE UNINTERRUPTED OR ERROR FREE, AND (C) THAT SOFTWARE ERRORS (IF ANY) WILL BE CORRECTED.

LIMITATION OF REMEDIES

To the extent permitted by law, SEAGULL will not be liable for any lost profits, lost savings, lost data or any other incidental or consequential damages arising out of your use of the Software, even if SEAGULL or its authorized supplier has been advised of the possibility of such damages. In any event, the total liability of SEAGULL to you will not exceed the purchase price you paid for the Software license(s).

APPLICABLE LAW

This License Agreement is governed by the laws of the jurisdiction of the SEAGULL company or authorized supplier serving the country where the Software was acquired. If any provision of this License Agreement is not enforceable, all other provisions will remain in full force and effect.

For more information about licensing terms contact:

EUROPE, MIDDLE EAST, AFRICA, ASIA PACIFIC
Seagull Business Software B.V.
Korte Parallelweg 1, 3311 JN Dordrecht
The Netherlands
Tel: +31 78 632 2800
Fax: +31 78 613 8134

NORTH AMERICA, LATIN AMERICA
Seagull Software Systems, Inc.
2520 Northwinds Parkway, Suite 250
Alpharetta, GA 30004
Tel: 770/521-1445
Fax: 770/521-6772

GUI/400(TM) and J Walk(TM) are trademarks of SEAGULL. All other trademarks, service marks, trade names, logos or other words or symbols identifying the licensed products or SEAGULL'S business are and will remain the exclusive property of SEAGULL or its licensor whether or not specifically recognized or protected under local law.

                                     (C)1997, 1998 SEAGULL. All rights reserved.

                                                               J WALK(TM) CLIENT
                                                      SOFTWARE LICENSE AGREEMENT

[SEAGULL LOGO]

This Software License Agreement is a legal agreement between you (either an individual or a single entity) and SEAGULL for the software product identified above. "Software" means J Walk Client, including online or electronic documentation and associated media and printed materials. "SEAGULL" means Seagull Business Software B.V. and Seagull Software Systems, Inc. "J Walk Files" means compiled object code GUI panel files developed using J Walk Developer to enhance your application. "Application" means the J.D. Edwards software product known as WorldSoftware. This Application may have been built by you or licensed by you for your use from a third party.

IMPORTANT; READ CAREFULLY: This License Agreement is a legal agreement between you (either an individual or a single entity) and SEAGULL for the SEAGULL software product identified above. By installing, copying or otherwise using the Software, you agree to be bound by the terms of this License Agreement.

CONTENTS AND COPYRIGHT
The Software contains trade secrets and intellectual property belonging to or licensed by SEAGULL. This License Agreement applies to the Software original, and whole or partial copies of it, including modified copies or portions merged into other software. This Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties.

TITLE
The Software is licensed, not sold. SEAGULL retains title to the Software. SEAGULL owns, or has licensed from the owner, all copyrights in the Software.

LICENSE
SEAGULL grants you a single-user license to use the Software with one Application. You obtain no rights other than those granted to you under this License Agreement.

RESTRICTION OF USE
Under this License Agreement, you may:

1.   Use the Software only on one machine at any one time.

2.   Use the Software only in the country in which the license was purchased.

3.   Copy the Software for backup or archival purposes only.

You must reproduce all copyright notices) on any authorized copies of the Software.

Storage/Network Use:
You may store or install a copy of the Software on a storage device, such as a network server, used only to install or run the Software on your other computers over an internal network. However, you must acquire a license for each concurrent user of the Software or any component of it.

You may not:

1. Use, copy, modify, merge or transfer copies of the Software, except as provided in this License Agreement

2. Reverse assemble or reverse compile the Software

3. Sub-license, rent, lease or assign the Software

4. Separate the Software into component parts for use on more than one computer, except as specifically authorized in this License Agreement

5. Use the Software other than with the Application.

U.S. Government Users: The Software is a "commercial item" as that term is defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12-212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7210-1 through 48 C.F.R. 12.7202-4 (June 1996) (or an equivalent provision, e.g., in supplements of various U.S. government agencies, as applicable), all U.S. Government users acquire the Software with only those rights set forth herein.

                                                    Continued on Reverse Side

                                           (C)1999 SEAGULL. All rights reserved.

                                                               J WALK(TM) CLIENT
                                                      SOFTWARE LICENSE AGREEMENT

[SEAGULL LOGO]

UPDATES

All updates to the Software and related documentation delivered to you are subject to this License Agreement.

LIMITED WARRANTY

SEAGULL warrants that (a) the Software will perform substantially in accordance with the accompanying written materials for a period of thirty (30) days from the date of delivery to you, and (b) any hardware and media accompanying the Software will be free from defects in materials and workmanship under normal use for a period of 30 days from the date of delivery to you. SEAGULL will replace any Software which fails to meet this limited warranty. If SEAGULL is unable to deliver a replacement, you may terminate this License Agreement by returning the Software to the supplier prior to expiration of the warranty period, and receive a refund of the license fees paid for the Software.

TO THE EXTENT PERMITTED BY LAW, SEAGULL PROVIDES NO OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE AND SPECIFICALLY DISCLAIMS (A) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (B) THAT THE SOFTWARE WILL OPERATE UNINTERRUPTED OR ERROR FREE, AND (C) THAT SOFTWARE ERRORS (IF ANY) WILL BE CORRECTED.

LIMITATION OF REMEDIES

To the extent permitted by law, SEAGULL will not be liable for any lost profits, lost savings, lost data or any other incidental or consequential damages arising out of your use of the Software, even if SEAGULL or its authorized supplier has been advised of the possibility of such damages. In any event, the total liability of SEAGULL to you will not exceed the purchase price you paid for the Software license(s).

APPLICABLE LAW

This License Agreement is governed by the laws of the jurisdiction of the SEAGULL company or authorized supplier serving the country where the Software was acquired. If any provision of this License Agreement is not enforceable, all other provisions will remain in full force and effect.

For more information about licensing terms contact:

Europe, Middle East, Africa, Asia Pacific
Seagull Business Software B.V Korte Parallelweg 1, 3311 JN Dordrecht The Netherlands Phone: +31 78 632 2800 Fax: +31 78 613 8134 Phone: +31 78 632 2800
Fax: +31 78 613 8134

North America, Latin America
Seagull Software Systems, Inc. 2520 Northwinds Parkway Suite 250 Alpharetta, GA 30004 Tel: 770/521-1445 Fax: 770/521-6772

J Walk(TM) is trademark of SEAGULL. All other trademarks, service marks, trade names, logos or other words or symbols identifying the licensed products or SEAGULL's business are and will remain the exclusive property of SEAGULL or its licensor whether or not specifically recognized or protected under local law.


                                           (C)1999 SEAGULL. All rights reserved.

                                                               J WALK(TM) SERVER
[SEAGULL LOGO]                                        SOFTWARE LICENSE AGREEMENT

INTRODUCTION

SEAGULL's J Walk product line includes J Walk Developer, which is used to build enhancements to your existing AS/400 applications. J Walk Developer yields J Walk Files. In order to operate, J Walk Files require (1) J Walk Base Server license(s) corresponding to the AS/400 that hosts your enhanced application; and
(2) J Walk Client licenses for any and all concurrent end-users of the J Walk Files and, optionally; (3) Additional J Walk Server licenses.

DEFINITIONS

1. Software: J Walk Server, including online or electronic documentation and associated media and printed materials.

2.   SEAGULL: Seagull Business Software B.V. and Seagull Software Systems, Inc.

3. J Walk Files: The compiled object code GUI panel files developed using J Walk Developer.

4. Application: Your AS/400 application, for which the J Walk Files have been developed. This Application may have been built by you or licensed by you for your use from a third party.

5.   Application Host Computer: The AS/400 where your Application is running.

6. Base Server License: The right to use J Walk Server with your Application, and to install one copy of the components of the Software on your computer(s).

7. Additional Server License: The right to use additional copies of the Software to support the same Application.

8. Client License: The right for one concurrent user to utilize the services of the Software.

IMPORTANT; READ CAREFULLY: This License Agreement is a legal agreement between you (either an individual or a single entity) and SEAGULL for the SEAGULL software product identified above. By installing, copying or otherwise using the Software, you agree to be bound by the terms of this License Agreement.

CONTENTS AND COPYRIGHT

The Software contains trade secrets and intellectual property belonging to or licensed by SEAGULL. This License Agreement applies to the Software original, and whole or partial copies of it, including modified copies or portions merged into other software. This Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties.

TITLE

The Software is licensed, not sold. SEAGULL retains title to the Software. SEAGULL owns, or has licensed from the owner, all copyrights in the Software.

LICENSE

1. You may install and use one copy of the Software on one of your AS/400 or Microsoft NT computers. In addition and at your option, you may install the license management component of the Software on one AS/400.

2. The Base Server License is priced based on the processor model class of your Application Host Computer (regardless of the computer where you will install the Software). When the Application Host Computer processor model class changes, additional license fees may be payable.

3. You may use the Software in combination with one and only one Application. Additional Base Server Licenses are required if you want to use the Software with additional applications.

4. You must acquire separate Client Licenses to access or otherwise utilize the services of the Software. The services of the Software are considered to be accessed or utilized when there is a direct or indirect connection between a computer, workstation or other electronic device and the Software. You must acquire the number of Client Licenses equal to the maximum number of computers, workstations or other electronic devices that will access or otherwise utilize the services of the Software at any given point in time.

5. You obtain no rights other than those granted to you under this License Agreement.

6. You must reproduce all copyright notice(s) on any authorized copies of the Software.

7. Some network configurations benefit from installing the Software on multiple computers, all supporting a single Application. Additional Server Licenses may be purchased for this configuration.

                                                     Continued on Reverse Side 4


                                           (C)1999 SEAGULL. All rights reserved.

                                                               J WALK(TM) SERVER
                                                      SOFTWARE LICENSE AGREEMENT

[SEAGULL LOGO]

RESTRICTION OF USE

Under this License Agreement, you may:
1. Use the Software only in the country in which the license was purchased
2. Copy the Software for backup or archival purposes only

You may not:
1. Use, copy, modify, merge or transfer copies of the Software, except as provided in this License Agreement
2. Reverse assemble or reverse compile the Software
3. Sub-license, rent, lease or assign the Software
4. Separate the Software into component parts for use on more than one computer, except as specifically authorized in this License Agreement
5. Use any component of the Software, either temporary or final, for any purpose other than to serve J Walk Files
6. Use J Walk Files in conjunction with products other than J Walk Server and J Walk Client purchased from SEAGULL or its authorized suppliers

U.S. Government Users: The Software is a "commercial item" as that term is defined at 48 D.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 D.F.R. 12-212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7210-1 through 48 C.F.R. 12.7202-4 (June 1996) (or an equivalent provision, e.g., in supplements of various U.S. government agencies, as applicable), all U.S. Government users acquire the Software with only those rights set forth herein.

UPDATES

All updates to the Software and related documentation delivered to you are subject to this License Agreement.

LIMITED WARRANTY

SEAGULL warrants that (a) the Software will perform substantially in accordance with the accompanying written materials for a period of thirty (30) days from the date of delivery to you, and (b) any hardware and media accompanying the Software will be free from defects in materials and workmanship under normal use for a period of 30 days from the date of delivery to you. SEAGULL will replace any Software which fails to meet this limited warranty. If SEAGULL is unable to deliver a replacement, you may terminate this License Agreement by returning the Software to the supplier prior to expiration of the warranty period, and receive a refund of the license fees paid for the Software.

To the extent permitted by law, SEAGULL provides no other warranties with respect to the Software and specifically denies (a) any warranty of merchantability or fitness for a particular purpose, and (b) that the Software will operate uninterrupted or error free, and (c) that Software errors (if any) will be corrected.

LIMITATION OF REMEDIES

To the extent permitted by law, SEAGULL will not be liable for any lost profits, lost savings, lost data or any other incidental or consequential damages arising out of your use of the Software, even if SEAGULL or its authorized supplier has been advised of the possibility of such damages. In any event, the total liability of SEAGULL to you will not exceed the purchase price you paid for the Software license(s).

APPLICABLE LAW

This License Agreement is governed by the laws of the jurisdiction of the SEAGULL company or authorized supplier serving the country where the Software was acquired. If any provision of this License Agreement is not enforceable, all other provisions will remain in full force and effect.

For more information about licensing terms contact:
EUROPE, MIDDLE EAST AFRICA, ASIA PACIFIC
Seagull Business Software B.V
Korte Parallelweg 1, 3311 JN Dordrecht, The Netherlands
Phone: +31 78 632 2800 Fax: +31 78 613 8134
NORTH AMERICA, LATIN AMERICA
Seagull Software Systems, Inc.
2520 Northwinds Parkway, Suite 250, Alpharetta, GA 30004
Tel: 770/521-1445 Fax:770/521-6772

J Walk(TM) is trademark of SEAGULL. All other trademarks, service marks, trade names, logos or other words or symbols identifying the licensed products or SEAGULL's business are and will remain the exclusive property of SEAGULL or its licensor whether or not specifically recognized or protected under local law.

                                           (c)1999 SEAGULL. All rights reserved.

                                    EXHIBIT D
                                 PRICE SCHEDULE


CLIENT LICENSES

Client Licenses are licensed on a concurrent-use basis. For each concurrent use license distributed by Customer to End Users, a license fee of $65.00 shall be payable to SEAGULL. This discounted price is based on an estimated volume of 50,000 Client Licenses over the license term.

Additional discounts may be earned by reaching certain volume levels as follows. The discount applies to units purchased after the volume level is reached. Volumes are stated in gross units purchased since Effective Date of Agreement.

o $55.00 per unit if exceed 25,000 units by October 31, 1999
o $50.00 per unit if exceed 40,000 units by October 31, 2000
o $45.00 per unit if exceed 50,000 units at any time during contract term

J WALK SERVER LICENSES

The Client License fee above includes the right to install J Walk Server on End User AS/400's and/or NT server CPU's at no additional charge, subject to the additional terms below.

Use of J Walk Server is expressly limited to serving GUI clients for the WorldSoftware application (such GUI clients currently known as "WorldVision").

Use of the J Walk Server software is strictly limited to use for serving Client Licenses and Customer's GUI Panel Files to End Users ("Current Functionality") for use solely with Customer's application(s).

In the event that future versions of J Walk Server contain functional enhancements such that J Walk Server contains functionality in addition to the Current Functionality, SEAGULL in its sole discretion may restrict Customer's use of J Walk Server to Current Functionality. If Customer wishes to purchase the right to use any such functional enhancements, the parties shall negotiate separately for such rights.

                                    EXHIBIT E


1. DESCRIPTION OF SOFTWARE MAINTENANCE SERVICES

   SEAGULL will provide hotline telephone support for current versions of J Walk Developer, J Walk Server, J Walk Client, GUI/400 ADK, and GUI/400 RTS Pro (collectively, "Software") from 8:30 am to 5:00 PM EST, Monday through Friday excluding US Holidays. For each license for which Maintenance has been purchased, Customer may address questions or problems pertaining to the Software and its use, by telephone or in writing, to SEAGULL's Customer Services Department. In addition, Customer may access SEAGULL's Bulletin Board on-line services menu for problem resolution twenty-four (24) hours a day, seven (7) days a week. SEAGULL will investigate all questions and problems. Customer agrees to provide adequate information and test time to assist in the investigation and to confirm that problems have been resolved.

   In the event that the current version of a Software does not conform to its documentation in any material way and Customer is a current Maintenance subscriber, SEAGULL will, within a reasonable period of time, correct the Software, the documentation, or both as necessary to make them correct, and make such correction available to Customer.

   During a Maintenance Period, SEAGULL will supply Customer at no charge with any corrections or modifications ("Updates") to the Software that are made generally available to SEAGULL Maintenance subscribers, except that SEAGULL may elect not to provide Customer with new versions of J Walk Server that incorporate functional enhancements that increase the capabilities of J Walk Server beyond the capabilities provided as of the Effective Date. Any such Updates shall be subject to the terms and conditions of the Software License Agreement. If Customer has paid a Maintenance subscription fee for multiple licensed copies of a Software product, Customer may make one copy of the Updates for each licensed copy of the Software that is under a current Maintenance subscription. Customer must reproduce and include all copyright notices and other proprietary rights legends as are included on the original media an documentation thereof.

2. DISCONTINUATION OF MAINTENANCE

   SEAGULL may, at any time, discontinue Maintenance for a Software product, provided:

   a. SEAGULL gives Customer at least one-hundred-eighty days advance written notice of such discontinuation and

   b. SEAGULL refunds a prorated portion of the pre-paid Maintenance charges for such Software for the portion of a Maintenance Period that Maintenance is not available.

   SEAGULL may terminate this Agreement without notice or refund if (a) the applicable Software License Agreement is terminated due to Customer's breach thereof or (b) Customer is in default of the Agreement. Customer may discontinue Maintenance by notifying SEAGULL in writing at least thirty days prior to the start of any Maintenance Period.

3. SUPPORT OF PRIOR VERSIONS

   SEAGULL will support prior versions for a reasonable period of time. With advance written notice to Support customers, SEAGULL will discontinue Maintenance for prior versions. If Customer is using a non-current version of the Software and experiences a problem that is corrected in a later version, SEAGULL reserves the right to consider that problem resolved. Customer, at its option, may elect to use or not use the later version.

4. GENERAL

   a. This Agreement supersedes in full all prior discussions and agreements between the parties relation to the Maintenance of the Software, constitutes the entire Agreement between the parties relating to the Maintenance of the Software and may be modified or supplemented only by a written document signed by an authorized representative of each party.

   b. Neither party to this Agreement will be liable for delays in any of its performance hereunder due to causes beyond its reasonable control including, but not limited to, acts of God or strikes.



  2520 Northwinds Parkway
  Alpharetta, GA 30004
                                                                          1297V3

                             PREFERRED REGISTRATION
                          TECHNOLOGY ESCROW AGREEMENT

                                  EXHIBIT 'F'

                      Account Number 1905052-00001-1004001

This Agreement is effective April 11, 1996, among Data Securities International, Inc. ("DSI"), Seagull Business Software b.v. ("Depositors"), and J.D. Edwards & Company ("Preferred Registrant"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and preferred Registrant have entered into the Original Software Vendor Marketing and License Agreement dated August 19, 1994 ("OSV" Agreement) which establishes Preferred Registrant as an authorized distributor of one or more of Depositor's programs ("Programs") with rights to license Depositor's products to certain of Preferred Registrant's licensees ("Sublicenses"). To distinguish from the OSV Agreement and this Agreement, the agreement between the Preferred Registrant and its licensees will be referred to as the "License Agreement".

B. Depositor's Programs contain proprietary technology of Depositor and Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Registrant to provide ongoing support to its Sublicensees in the conduct of its business and thereof, Preferred Registrant needs access to the proprietary technology under limited circumstances.

D. Depositor and Preferred Registrant desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the Programs and proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the OSV Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1 - DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the OSV Agreement or, if the OSV Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Registrant. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.


DSI, Inc. 1995

1.2 Identification of Tangible Media. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete an Exhibit B to list each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposits with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Registrant may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will sign the Exhibit B and mail a copy thereof to Depositor and Preferred Registrant. If DSI determines the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Registrant. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Deliver of the signed Exhibit B to Preferred
Registrant is Preferred Registrant's notice that the deposit materials have been received and accepted by DSI.

1.5  Depositor's Representations. Depositor represents as follows:

    a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

    b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Registrant the rights as provided in this Agreement;

    c. The deposit materials are not subject to any lien or other encumbrance; and

    d. The deposit materials consist of the proprietary information and other materials identified either in the OSV Agreement or Exhibit A, as the case may be.

1.6 Verification. Preferred Registrant shall have the right, at Preferred Registrant's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

DSI, Inc. 1995

1.7 Deposit Updates. Unless otherwise provided by the OSV Agreement, Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the OSV Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Registrant, or as otherwise provided in this Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked receptacle which is accessible only to authorized employees of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Registrant to challenge any such order, provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Registrant a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Registrant shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during several business hours and following reasonable prior notice.

ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 Right to Make Copies. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the original deposit materials onto any copies made by DSI.

3.3 Rights to Sublicense Upon Release. As of the effective date of this Agreement, Depositor hereby grants to DSI a non-exclusive, irrevocable, perpetual, and royalty-free license to sublicense the deposit materials to Preferred Registrant upon the release, if any, of the deposit materials in accordance with Section 4.5 below. Except upon such a release, DSI shall not sublicense or otherwise transfer the deposit materials.


ARTICLE 4 - RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

    a. Failure of Depositor to provide maintenance on the Programs in accordance with Section 3.2 of the OSV Agreement, or

    b. Termination of the OSV Agreement by Preferred Registrant pursuant to Sections 11.1 or 11.2 of the OSV Agreement.

4.2 Filing For Release. If Preferred Registrant believes in good faith that a Release Condition has occurred, Preferred Registrant may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DST shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by Federal Express or equivalent.

4.3 Company Instructions. From the date DSI mails the notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Registrant by registered or certified mail, return receipt requested, or by Federal Express or equivalent. Additionally, DSI shall notify both Depositor and Preferred Registrant that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement. Subject to
Section 5.2, DSI will continue to store the deposit materials without release pending (a) joint instructions from Depositor and Preferred Registrant, (b) resolution pursuant to the Dispute Resolution provisions, or (c) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred Registrant or, if more than one registrant is registered to the deposit, to release a copy of the deposit materials to the Preferred Registrant. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

4.5 Use License Following Release. Upon release of the deposit materials in accordance with this Article 4, Preferred Registrant shall have a non-exclusive, non-transferrable, irrevocable right to use the deposit materials for the sole purpose of containing the benefits afforded to Preferred Registrant and the Sublicensees of Depositor's agreements by the OSV Agreement and the License Agreement. Preferred Registrant and the Sublicensees shall be obligated to maintain the confidentiality of the release deposit materials.

ARTICLE 5 - TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Registrant jointly instruct DSI in writing at any time after one year that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section
5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past-due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any other action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon any termination of this Agreement by joint instruction of Depositor and Preferred Registrant, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with such instructions. Upon any termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon any termination of this Agreement, the following provisions of this Agreement shall survive:

     a. Depositor's Representations (Section 1.5).

     b. The obligations of confidentially with respect to the deposit materials.

     c. The licenses granted in the sections entitled Right to Sublicense Upon Release (Section 3.3) and Use License Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination.

     d. The obligation to pay DSI any fees and expenses due.

     e. The provisions of Article 7.

     f. Any provisions in this Agreement which specifically states they survive the termination or expiration of this Agreement.

ARTICLE 6 -- DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the parties at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employees of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence. Depositor and Preferred Registrant each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Registrant, arbitration will take place in Denver, Colorado, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by Federal Express or equivalent, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the state of Colorado, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any section, that party shall:

    a. Give DSI at least two business days' prior notice of the hearing;

    b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

    c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

ARTICLE 8 -- GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except Exhibit A need not be signed by DSI and Exhibit B need not be signed by Preferred Registrant.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class Mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

 8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor of Depositor or Preferred Registrant unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

Seagull Business Software b.v.           J.D. Edwards & Company
-------------------------------------    ---------------------------------------
Depositor                                Preferred Registrant
By: [ILLEGIBLE]                          By: [ILLEGIBLE]
-------------------------------------       ------------------------------------
Name: /s/ JON VAN ZESSEN                 Name: Richard G. Snow, Jr.
     --------------------------------         ----------------------------------
Title: Technical Director                Title: Vice President, General Counsel
      -------------------------------          ---------------------------------
Date: February 20, 1996                  Date: February 6, 1996
     --------------------------------         ----------------------------------


                        Data Securities International, Inc.

                        By:       /s/ KATHERINE C. YOUNG
                           -------------------------------------

                        Name:       Katherine C. Young
                             -----------------------------------


                        Title: Senior Contracts Administrator
                              ----------------------------------

                        Date:            4-11-96
                             -----------------------------------

                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                    Account Number 1905057 - 00001 - 1004001
                                   -------------------------


Notices, Deposit Material returns and communication,
including delinquencies to Depositor                                      Invoices to Depositor should be
should be addressed to:                                                   addressed to:

Company Name:          Seagull Business Software BV                       Seagull Business Software b.v.
                       --------------------------------------             -------------------------------
Address:               Laan der V.N. 60                                   Laan der V.N. 60
                       --------------------------------------             -------------------------------
                       3314 DA Dordrecht                                  3314 DA Dordrecht
                       --------------------------------------             -------------------------------
                       The Netherlands                                    The Netherlands
                       --------------------------------------             -------------------------------
Designated Contact:    Mr. Jan van Zeucen                                 Contact: Mr. Phillip Beukers
                       --------------------------------------                      ----------------------
Telephone:             +31 78 6322800
                       --------------------------------------             -------------------------------
Facsimile:
                       --------------------------------------             -------------------------------

Name of Incorporation: The Netherlands
                       --------------------------------------

Notices and communication, including delinquencies                        Invoices to Preferred Registrant
a Preferred Registrant should be addressed to:                            should be addressed to:

Company Name:          J.D. Edwards & Company                             J.D. Edwards & Company
                       --------------------------------------             -------------------------------
Address:               8055 E. Tufts Avenue                               8055 E. Tufts Avenue
                       --------------------------------------             -------------------------------
                       Denver, CO 80237                                   Denver, CO 80237
                       --------------------------------------             -------------------------------

                       --------------------------------------             -------------------------------
Designated Contact:    Randy Cormack                                      Contact: Randy Cormack
                       --------------------------------------                      ----------------------
Telephone:             303/488-4633                                                303/488-4633
                       --------------------------------------             -------------------------------
Facsimile:             303/488-4679                                                303/488-4679
                       --------------------------------------             -------------------------------

Requests from Depositor or Preferred Registrant to change the Designated Contact should be given in writing by the Designated Contact or an authorized employee of Depositor or Preferred Registrant.

                                                                         Invoice inquiries and fee
Contacts, Deposit Material and notices to                                remittance to DSI should be
DSI should be addressed to:                                              addressed to:

DSI                                                                      DSI
Contract Administration                                                  Accounts Receivable
Suite 200                                                                Suite 1450
555 Chesapeake Drive                                                     425 California Street
San Diego, CA 92123                                                      San Francisco, CA 94104

Telephone:             (619) 694-1900                                    (415) 398-7900
Facsimile:             (619) 694-1919                                    (415) 398-7914

Date:
     -------------------------------------------------------


Copyright 1983, 1995 DSI

                               [SEAGULL LETTERHEAD]


    TECHNOLOGY LICENSE ADDENDUM TO THE AGREEMENT DATED APRIL 1, 1999 BETWEEN
                     J. D. EDWARDS & COMPANY ("CUSTOMER") AND
                    SEAGULL SOFTWARE SYSTEMS, INC. ("SEAGULL")


Addendum Effective Date: September 26, 2000

This Addendum modifies the above-referenced Agreement. The terms of this Addendum supercede any contrary terms of the above-referenced Agreement. All other terms remain unchanged and are hereby ratified.

WHEREAS:

A. Subsequent to execution of the above-referenced Agreement SEAGULL has introduced new software products; and

B. Customer wishes to license said products for use with Customer's Application by End Users; and

C. Customer wishes to simplify administration and achieve maximum flexibility in Customer's pricing and merchandising to its End Users by purchasing a technology license to such products as well as to the Components in accordance with the terms of this Addendum;

NOW, THEREFORE, the parties hereto have executed this Agreement and agree to be bound by the terms and conditions hereof.

Attached hereto and incorporated by reference are the following documents:

         ADD1 List of Customer ASP's

         ADD2 List of Customer Partners

         ADD3 Software License Agreements for the Components listed in B.iv through B.ix below.

DEFINITIONS:

The following definitions replace the corresponding definitions in the above-referenced Agreement:

A. "Developer Tools" means any combination of J Walk Developer or GUI/400 ADK or Transidiom Developer or HTML to Host Developer or Wireless to Host Developer.

B. "Components" means the following software products in object code form and all corrections and updates thereto which Customer is eligible to receive under this Agreement, plus associated user documentation in machine-readable form.

     i.    J Walk Developer

     ii.   J Walk Server

     iii.  J Walk Client

     iv.   Transidiom Developer

     v.    Transidiom Server (including Transidiom Gateway)

     vi.   HTML to Host Developer

     vii.  HTML to Host Server (including HTML to Host Gateway)

     viii. Wireless to Host Developer

     ix.   Wireless to Host Server (including Wireless-to-Host Gateway)

     x.    GUI/400 ADK

     xi.   GUI/400 RTS Pro

C. "End Users" means an individual or entity that licenses Customer's Application that has been enhanced using any of the Components.

                               [SEAGULL LETTERHEAD]


1.   GRANT OF LICENSE

     A. The following provisions are hereby added to Section 1 of the above-referenced Agreement:

          i. In addition, SEAGULL hereby grants to customer a non-transferable, worldwide, non-exclusive, restricted right to reproduce and distribute the Components, including the Developer Tools, to Customer's employees expressly and solely for (a) developing enhancements to Customer's Application and (b) training purposes.

          ii. For the purpose of maintaining SEAGULL's records regarding what End User companies are licensed to use SEAGULL technology, as well as for the purpose of coordinating SEAGULL's sales organization's activities with respect to Customer's End User accounts, Customer shall report to SEAGULL monthly all new licensing activity with respect to the Components including the account name, city, state/province, and country for each End User company to which the Components are distributed each month, and shall indicate which Components are licensed to each End User company. The quantities of licenses of the Components shall not be required to be reported. SEAGULL agrees not to contact End User companies identified in such reports without the prior consent of Customer, which consent shall not be unreasonably withheld.

          iii. The parties hereby expressly agree that the Components may be distributed under this Agreement to users of Customer's Application via Customer's Authorized Application Service Providers ("ASP's") for the Application, a current listing of which is attached hereto as Exhibit ADD1 and which shall be updated from time to time by Customer.

          iv. The parties hereby expressly agree that the Components may be distributed to End Users for the purpose of modifying and or customizing Customer's implementation of the Components to meet End Users' unique requirements.

          v. The parties hereby expressly agree that Customer's Partners (a list of which is attached hereto as Exhibit ADD2 and which may be amended from time to time with mutual written agreement of the parties) may build enhancements to the Application (as further defined in this section) which rely on the services of the server and client Components and that there shall be no additional license fees payable to SEAGULL for an End User's use of the Components with said Partner's enhancements with the following exception. The parties expressly acknowledge that said Partners shall be required to purchase from SEAGULL licenses to Developer Tools to enable the development of such enhancements, and that Customer shall have no right to provide Developer Tools to Partners for the purposes of developing enhancements to the Application. For the purposes of this section, enhancements shall be defined as Partner's unique implementation of the Components linked to Customer's Application; and enhancements shall not include third party AS/400 applications which are linked to Customer's Application.

          vii. In the event that Customer is merged into, acquired by or otherwise combined with a third party (a "Business Combination") at any time, use of the Components, including the Developer Tools, is expressly limited to use with Customer's Application. Additional license fees will be payable for any expansion of Customer Application which results from such Business Combination or support for any additional applications which results from such Business Combination.

               The foregoing notwithstanding, in the event that Customer (a) acquires a software product or a company including its software products, and such software product(s) operate on the AS/400 platform or (b) Customer builds new AS/400-based applications or new AS/400-based modules for Customer's Application, this license and the terms of this Addendum and the Agreement shall be deemed to apply to any and all such software product(s), applications, or modules.

                              [SEAGULL LETTERHEAD]


2.   TITLE

     The following provision is hereby added to Section 5 of the above-referenced Agreement:

     SEAGULL acknowledges that the GUI Panel Files as well as any other enhancements to Customer's Application created by Customer with the Components (except to the extent such enhancements comprise the Components) are proprietary to Customer and that Customer retains all right, title and interest in an to such enhancements, including without limitation all copyrights and other proprietary rights.

3.   AUTHORIZATION CODES

     Sections 1.F, 1.G, and 2 of the above-referenced Agreement are hereby deemed to refer only to those Components for which authorization codes are required. SEAGULL hereby represents that as of the date of this Agreement, only J Walk and GUI/400 Components require authorization codes and that the Authorization Code Generator for said Components has been provided to Customer in accordance with the terms of the Agreement.

4.   DEDICATED CONSULTANT

     SEAGULL agrees to dedicate a full-time professional services consultant to Customer for the period October 1, 2000 through September 30, 2001 (the "Consulting Support Period") at no charge to Customer. Said consultant will assist Customer with implementation and support Customer's product development team for Customer's Application. From time to time during the Consulting Support Period, the parties shall mutually agree based on Customer's requirements whether said consultant shall work at Customer's site or remotely, and whether said consultant shall be the same individual consistently or shall be different individuals based on the skills and knowledge required at any particular time. The parties hereby acknowledge that their expectation is that during the initial months of the Consulting Support Period the consultant shall consistently be the same individual. Customer shall reimburse to SEAGULL reasonable and customary travel and living expenses for such consultant. Travel for such consultant shall be authorized in advance by Customer.

5.   FEES AND PAYMENT

     A. In consideration for the rights and privileges granted under this Addendum, Customer shall pay to SEAGULL a one-time technology license fee of five million five hundred thousand dollars ($5,500,000.00), plus applicable sales tax, plus maintenance charges as described in this Addendum. License fee payment terms are as follows:

               Payment #1      $   500,000.00 September 29, 2000

               Payment #2      $1,500,000.00 Net November 29, 2000

               Payment #3      $3,500,000.00 Net March 29, 2001

          Upon payment of Payment #3, Customer's rights granted herein shall become fully paid-up.

     B. With respect to Customer's license fee payment obligations described in Section 3 of the above-referenced Agreement, Customer shall be obligated to license fee payments for Client Licenses licensed to End Users through the date one day prior to the Effective Date of this Addendum. From the Effective Date of this Addendum forward, Customer shall have no further obligation to pay the license fees described in
          Section 3 of the above-referenced Agreement.

6.   SUPPORT SERVICES

     A. The second paragraph of Section 4 of the above-referenced Agreement is hereby revised to read as follows:

          Customer is considered to have a valid license for the following Development Kits:

                    GUI/400 ADK
                    J Walk Developer
                    Wireless-to-Host Developer
                    HTML-to-Host Developer
                    Transidiom Developer

                              [SEAGULL LETTERHEAD]


     B. The following provisions comprising the second half of the third paragraph of Section 4 of the above-referenced Agreement are hereby deleted: "Notwithstanding the foregoing, SEAGULL may elect not to provide Customer with new versions of J Walk Server...that contains any error corrections contained in such New Versions that are applicable to the versions of such software licensed by Customer herein."

     C.   The annual fee for support services for the Components shall be:

               Period                                                   Fee
               ------                                                   ---
               October 1, 2000 - September 30, 2001            $ 300,000.00
               October 1, 2001 - September 30, 2002              300,000.00
               October 1, 2002 - September 30, 2003              300,000.00
               October 1, 2003 - September 30, 2004*             150,000.00
               October 1, 2004 - September 30, 2005*             100,000.00

          *These maintenance periods are optional, the prior three maintenance periods are not optional.

     D. Support services shall be provided in accordance with the terms of the above-referenced Agreement. Fees are payable annually in advance.

          The definition of "Software" in the first sentence of Exhibit E "Support Services Agreement" to the above-referenced Agreement is hereby deemed to include all of the Components.

7.   TERM

     The term of the Agreement is hereby revised to be perpetual, unless terminated in accordance with Section 7 of the Agreement.

8.   TERMINATION

     Section 7.C of the above-referenced Agreement is hereby deleted in its entirety.

9.   EFFECT OF TERMINATION

     A. Clause 8.B.(ii) "SEAGULL's termination of this Agreement in accordance with the provisions of Section 7.C above is hereby deleted.

     B. Section 8.D is hereby amended to include the survival of the provisions of Sections 2, 5, 7, and 13 of this Addendum in the event of termination of this Agreement and its Addendum.

10.  MILLENNIUM COMPLIANCE WARRANTY

     Add the following to the last sentence of Section 9 of the above-referenced
     Agreement: ", and (iii) Wireless-to-Host release 1.0 and higher, and (iv) HTML-to-Host release 1.0 and higher, and (v) Transidiom release 1.0 and higher.

11.  SOURCE CODE ACCESS

     The third paragraph of Section 15 of the above-referenced Agreement is hereby revised to read as follows:

          In the event of termination of this Agreement by either party, or in the event of termination of maintenance by Customer, SEAGULL's obligation to maintain the above-referenced source code escrow agreement shall, at Customer's option, (i) terminate or (ii) shall be limited to the then-current releases of the Components as of the date of the termination of the Agreement or

                              [SEAGULL LETTERHEAD]


          maintenance services, as the case may be. Thereafter, SEAGULL shall have no obligation to update the escrow deposit materials.

12.  PRESS RELEASE

     Subject to confidentiality limitations of the above-referenced Agreement, Customer hereby agrees that SEAGULL may issue a press release announcing Customer's expanded use of SEAGULL technology. SEAGULL shall write the release and Customer shall have the opportunity to review and comment on and approve the press release before distribution. The parties shall make their best efforts to complete such press release within two weeks of the date that this Addendum is executed.

13.  ENTIRE AGREEMENT

     This Addendum and the Agreement which it modifies is the complete and exclusive statement of the understanding of the parties with respect to the transaction contemplated by this Agreement and supersedes any and all prior proposals, understandings and agreements. The parties signing below certify that they have the authority to commit to the terms and conditions of this Agreement on behalf of their respective organizations.

Agreed to and accepted by:

------------------------------------    ------------------------------------
Customer Signature                      SEAGULL Signature

------------------------------------    ------------------------------------
Name (printed)                          Name (printed)

------------------------------------    ------------------------------------
Title                                   Title

                              [SEAGULL LETTERHEAD]


                                  EXHIBIT ADD 1
                                      ASP's

                              [SEAGULL LETTERHEAD]


                                  EXHIBIT ADD2
                                    Partners

                               [SEAGULL LETTERHEAD]


                                  EXHIBIT ADD 3

Software license agreements for:

Transidiom Developer
Transidiom Server
Transidiom Gateway
HTML to Host Developer
HTML to Host Server
HTML to Host Gateway
Wireless to Host Developer
Wireless to Host Server
Wireless-to-Host Gateway